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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Evergreen Media Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83124 and 333-04379) of Evergreen Media Corporation of our reports on the following financial statements: 1) the combined balance sheets of WMZQ Inc. and Viacom Broadcasting East, Inc. as of December 31, 1995 and 1996 and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996; 2) the combined balance sheets of Riverside Broadcasting Co., Inc. and WAXQ Inc. as of December 31, 1995 and 1996 and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996; and 3) the balance sheets of KKSF-FM/KDFC-FM and AM (A Division of The Brown Organization) as of December 31, 1995 and 1996 and the related statements of earnings and division equity and cash flows for the years then ended, which reports appear in the Form 8-K of Evergreen Media Corporation dated May 30, 1997.

                                            KPMG Peat Marwick LLP

Dallas, Texas
June 2, 1997